Exhibit 99.1

The First Bancshares, Inc. and Heritage Southeast Bancorporation, Inc. Announce Proposed Merger Transaction

HATTIESBURG, Miss. and ATLANTA, Ga. July 27, 2022 – The First Bancshares, Inc. (NASDAQ: FBMS) (“First Bancshares” or “the Company”), parent company of The First Bank (“The First”) and Heritage Southeast Bancorporation, Inc. (OTCQX: HSBI) (“HSBI”), parent company of Heritage Southeast Bank, announced today execution of a definitive merger agreement, pursuant to which the Company has agreed to acquire HSBI. Upon the completion of the acquisition, Heritage Southeast Bank will merge with and into The First Bank. The proposed transactions will deepen The First’s presence in Georgia and Florida, including providing The First with entry points into the Atlanta, Savannah, and Jacksonville markets.

Heritage Southeast Bank operates 23 branches across Georgia and northeast Florida. As of June 30, 2022, Heritage Southeast Bank had total assets of approximately $1.7 billion, total loans of $1.1 billion, and total deposits of approximately $1.5 billion.

Upon completion of the transaction, the combined company is expected to have approximately $8 billion in assets, $7 billion in deposits, $5 billion in loans, and over 100 branches across five states in the Southeast.

M. Ray “Hoppy” Cole, Jr., President and CEO of The First Bancshares, Inc. said, “The announcement today of our proposed merger with HSBI and the upcoming closing of our merger with Beach Bank represent continued execution on our strategic plan of creating a high performing community bank in the Southeast. Individually, each transaction is extremely attractive and enhances our organizations’ franchise value. Collectively, they are transformative for our company providing meaningful market share in some of the most dynamic, fastest growing markets in the South.”

“Heritage Southeast Bank is a true community bank with an experienced, well respected team of local bankers invested in the communities they serve. Culturally we are aligned and focused on growing our company by providing excellent service and building long term relationships with our clients.”

“We are thrilled to be partnering with the team at Heritage Southeast Bank as we continue to create value for our stakeholders.”

Leonard A. Moreland, Chief Executive Officer of HSBI, added “We are proud to join The First, which has a similar culture and approach to business as Heritage Southeast Bank. This partnership will add to the momentum that both banks are already experiencing in Georgia and Florida. As a group of lifelong community bankers, the Heritage Southeast Bank team is looking forward to continuing to provide outstanding service to our loyal customers, to be an employer of choice, and to expand our product offerings in support of our communities.”

Subject to the terms of the definitive merger agreement, HSBI shareholders will receive 0.965 shares of First Bancshares common stock for each share of HSBI common stock upon the closing of the transaction. The exchange ratio for the transaction is fixed, which means that the transaction value will fluctuate as a result of changes in the First Bancshares stock price. All outstanding options to acquire shares of HSBI common stock will be cashed out at the closing of the transaction. Based on the closing price of First Bancshares common stock of $29.68 as of July 26, 2022, the transaction is valued at approximately $207 million or $28.64 per share.

The definitive merger agreement has been unanimously approved by the boards of directors of each of HSBI and the Company, and the transaction is expected to close in the fourth quarter of 2022 or first quarter of 2023, following receipt of approvals from regulatory authorities, the approval of HSBI’s shareholders, the approval of the Company’s shareholders, and the satisfaction of other customary closing conditions. Certain shareholders of HSBI who are expected to own more than 4.9% of First Bancshares common stock following the completion of the merger have also agreed to be subject to a restriction on the sale of their First Bancshares shares for 90 days following the completion of the transaction.

Keefe, Bruyette & Woods, Inc, A Stifel Company, served as financial advisor to First Bancshares and rendered a fairness opinion to its board of directors. Alston & Bird LLP served as legal counsel to First Bancshares. D.A. Davidson & Co. also served as a financial advisor to First Bancshares and rendered a fairness opinion to its board of directors. Piper Sandler & Co. served as financial advisor and Nelson Mullins Riley & Scarborough LLP served as legal counsel HSBI.

Investor Presentation and Conference Call

A slide presentation providing additional information regarding the Company’s proposed acquisition of HSBI is available in the Investor Relations section of the Company’s website.

The Company will host a conference call for analysts and investors to discuss the Company’s financial results and the proposed acquisition of HSBI at 1:00 p.m. Central Time on Thursday, July 28, 2022. Investors and analysts may participate by clicking on the Participant Conference Link: https://register.vevent.com/register/BI3b2b627ac8b444d4aa67f6094dbeb0c4.

An audio archive of the conference call along with the transcript will be available after the call and placed in the Investor Relations section of our website.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, The First Bank has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Additional information is available on the Company’s website: www.thefirstbank.com.

About Heritage Southeast Bancorporation, Inc. and Heritage Southeast Bank

Heritage Southeast Bancorporation, Inc. serves as the holding company for Heritage Southeast Bank, which is headquartered in Jonesboro, GA and operates under the names “Heritage Bank,” “The Heritage Bank,” and “Providence Bank” in its various markets. With approximately $1.7 billion in assets, the bank provides a well-rounded offering of commercial and consumer products through its 23 locations. For additional information, visit the HSBI website (myhsbi.com).

Additional Information about the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 for the proposed merger, containing a joint proxy statement of HSBI and the Company and a prospectus of the Company. The Company will also file other documents with the SEC with respect to the proposed merger, pursuant to SEC reporting requirements. A definitive joint proxy statement/prospectus will be mailed to shareholders of HSBI and the Company. Investors and security holders of the Company and HSBI are urged to read the entire joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Company, HSBI, and the proposed merger transactions. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website or by contacting the Company.

The Company and HSBI, and their respective directors and executive officers and other members of management and employees, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2022 annual meeting of shareholders, filed with the SEC on April 6, 2022, and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statements Regarding Forward-Looking Information.

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “project,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed transactions between the Company and HSBI (the “Merger”), the expected returns and other benefits of the Merger to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. Such forward-looking statements are not guarantees of future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. With respect to the Merger, factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement in respect of the Merger, (4) the risk of successful integration of HSBI into the Company, (5) the failure to obtain the necessary approval by the shareholders of HSBI or the Company, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the definitive agreements in respect of the Merger to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of the operations of HSBI into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed.

Neither the Company nor HSBI undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this communication, any exhibits hereto or any related documents, the Company and HSBI claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The First Bancshares, Inc.
M. Ray “Hoppy” Cole, Jr.
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer

(601) 268-8998

Heritage Southeast Bancorporation, Inc.

Leonard A. Moreland

Chief Executive Officer

Philip F. Resch

Chief Financial Officer

(770) 824-9934